Exhibit 10.1

AMENDMENT NO. 4

to

EMPLOYMENT AGREEMENT

dated December 15, 2003

by and between

AXIS Specialty Limited (the “Company”)

and

John R. Charman (the “Executive”)

Dated December 31, 2010

WHEREAS, the Company and the Executive entered into an amended and restated employment agreement dated as of December 15, 2003 (the “Agreement”);

WHEREAS, the Company and the Executive entered into Amendment No. 1 to the Agreement as of October 23, 2007;

WHEREAS, the Company and the Executive entered into Amendment No. 2 to the Agreement as of February 19, 2008;

WHEREAS, the Company and the Executive entered into Amendment No. 3 to the Agreement as of May 20, 2008;

WHEREAS, the Compensation Committee of the Board of Directors of AXIS Capital Holdings Limited, the Company and the Executive have determined that it is in the best interests of the Company and its shareholders to make certain revisions to the Agreement in order to increase the base salary and to eliminate certain perquisites provided therein;

NOW, THEREFORE, the Agreement is hereby amended, effective as of January 1, 2011 as follows:

1.	Section 3 of the Agreement, as amended (Base Salary), is hereby modified by inserting “$1,575,000” in lieu of “$1,250,000” in the second sentence thereof.

2.	Section 4 of the Agreement, as amended (Annual Bonus), is hereby modified by deleting the first sentence thereof in its entirety and replacing such sentence with the following:

“In addition to the Base Salary provided for in Section 3 above, the Executive shall be entitled to participated in the incentive plans or programs of the Company established for senior executives (“Incentive Plan”) and shall have a target bonus opportunity each year during the

New Term of no less than 150% of $1,250,000 (“Target Bonus”), payable in that amount if the performance goals established for the relevant year are met.”

3.	Section 7(b) of the Agreement, as amended (Fringe Benefits), is hereby modified by deleting the text following subsections 7(b)(i) (club membership fees), 7(b)(iii) (tax planning) and 7(b)(v) (company automobile) in its entirety and replacing such text, in each instance, with “[reserved]”.

4.	Section 8(d)(ii)(F) of the Agreement, as amended, is hereby modified by deleting the existing text in its entirety and replacing such text with the following:

“(F) continued vesting and exercisability, as the case may be, for all other equity awards, including any restricted shares or stock options, in accordance with their vesting terms.”

5.	Section 11 of the Agreement, as amended (Excise Tax Adjustment Payments), is hereby modified by deleting the existing text in its entirety and replacing such text with “[reserved]”.

6.	Except as set forth herein, all other terms and conditions of the Agreement (as previously amended) shall remain in full force and effect.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

AXIS Specialty Limited

By:	/s/ Michael A. Butt
Name:	Michael A. Butt
Title:	Chairman

Executive

/s/ John R. Charman
John R. Charman